UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2010

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Aon Corporation and its subsidiaries and affiliates (“Aon”) have entered into an amended and restated regulatory settlement agreement (the “Amended NAIC Settlement Agreement”) with the chief insurance regulators of certain states, or their authorized representatives (the “Insurance Regulators”), who are members of the National Association of Insurance Commissioners (the “NAIC”).  The first countersignature from  an Insurance Regulator not party to the Amended Regulatory Settlement Agreement (as defined below) was received on April 30, 2010.  The Amended NAIC Settlement Agreement is effective as of April 1, 2010 for each party signatory to the agreement.  As of the date of the filing of this Current Report on Form 8-K, the Insurance Regulators of the following states have countersigned the Amended NAIC Settlement Agreement:  Colorado, Connecticut, Iowa, Montana, Oklahoma, Nebraska, Nevada, North Dakota, Utah, Washington and West Virginia. In addition, the Insurance Regulators of Alaska and Illinois, who were not party to the Original NAIC Settlement Agreement (as defined below) have countersigned the Amended NAIC Settlement Agreement.  Aon continues discussions with the Insurance Regulators of states  that have not yet countersigned the Amended NAIC Settlement Agreement.

The Amended NAIC Settlement Agreement supersedes and replaces the agreement dated on or about May 3, 2006 (the “Original NAIC Settlement Agreement”) among Aon and the Insurance Regulators of 29 states, the District of Columbia and Guam, including the provisions that prohibited Aon from directly or indirectly accepting from or requesting of any insurer any contingent compensation.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2010, Aon entered into an amended and restated agreement, effective February 11, 2010 (the “Amended Regulatory Settlement Agreement”) with the Attorney General of the State of New York, the Attorney General of the State of Illinois, the Attorney General of the State of Connecticut, the Director of the Division of Insurance, Illinois Department of Financial and Professional Regulation (now known as the Illinois Department of Insurance) and the Superintendent of Insurance of the State of New York (the “State Agencies”), which superseded and replaced the agreement dated March 4, 2005, as amended from time to time (the “Original Regulatory Settlement Agreement”) among Aon and the State Agencies.

The Amended NAIC Settlement Agreement requires Aon to provide compensation disclosure that complies, at a minimum, with the requirements of New York Regulation No. 194, as may be amended from time to time, or the provisions of the Original Regulatory Settlement Agreement as existed prior to the adoption of the Amended Regulatory Settlement Agreement.  In addition, Aon is required to provide compensation disclosure that complies with any statutes, rules, regulations or guidance enacted, promulgated or issued by the states represented by the Insurance Regulators signatory to the Amended NAIC Settlement Agreement.

In addition, under the Amended NAIC Settlement Agreement Aon agrees to:  (i) maintain its compliance programs and continue to provide appropriate training to relevant employees in business ethics, professional obligations, conflicts of interest and antitrust and trade practices compliance; and (ii) refrain from engaging in certain prohibited activities.

Notwithstanding the Amended Regulatory Settlement Agreement and the countersignatures received to date with respect to the Amended NAIC Settlement Agreement, Aon remains bound by: (i) the Settlement Agreement entered into on or about May 21, 2008 by and between the Florida Department of Financial Services, the Florida Department of Legal Affairs, Office of the Attorney General, the Florida Office of Insurance Regulation and Aon; and (ii) the Original NAIC Settlement Agreement with respect to each of 18 states, the District of Columbia and Guam, which have not countersigned the Amended NAIC Settlement Agreement, both of which prohibit Aon from directly or indirectly accepting from or requesting of any insurer contingent compensation, and impose business reforms within those jurisdictions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Peter Lieb

Peter Lieb
Executive Vice President and General Counsel

Date: May 6, 2010